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                                                                   Exhibit 10.22


                           INTERNATIONAL HYDROCARBONS


                                             August 22, 1995





Board of Directors
Oceanic Exploration Company
5000 S Quebec St Ste 450
Denver CO 80237

Gentlemen:

You have informed us that Oceanic Exploration Company ("OEC") will attempt to raise $600,000 of working capital to pay litigation, administrative and other operating expenses by making a rights offering for 6,000,000 shares of OEC common stock on a pro rata basis to its shareholders and that a registration statement is currently being prepared on such shares.

Please be advised that to the extent that other Oceanic shareholders do not subscribe to shares offered pursuant to this rights offering, International Hydrocarbons will subscribe to any unsubscribed shares provided that such shares are offered to International Hydrocarbons so that it can subscribe and pay for such shares within a reasonable time after the rights offering and provided that OEC uses its best efforts to obtain an effective registration statement from the Securities and Exchange Commission by December 31, 1995.

                                   Yours very truly,




                                   /s/ John E. Jones
                                   John E. Jones
                                   Vice President


          5000 SOUTH QUEBEC STREET SUITE 450     DENVER, COLORADO 80237